UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2005

Dycom Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-10613	591277135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida		33408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-627-7171

First Union Center, Suite 500, 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2005, the Compensation Committee ("the Committee") of the Board of Directors of Dycom Industries Inc. ("the Company") approved the accelerated vesting of all unvested stock options granted under the Company’s 1998 Incentive Stock Option Plan and the 2003 Long-term Incentive Plan to current employees and officers with per share exercise prices equal to or greater than $23.92 (the closing market price on July 21, 2005), so that each such option became fully vested. Options held by non-employee directors are excluded from the vesting acceleration. In the case of officers of the Company at or above the level of Senior Vice President, the Committee imposed a holding period that will require the optionees to refrain from selling common stock acquired upon the exercise of these options (other than shares needed to cover the exercise price and satisfying withholding taxes) until the date on which the exercise would have been permitted under the option's original vesting terms.

As a result of this action, options to purchase approximately 1.5 million shares became exercisable immediately as a result of the vesting acceleration. This includes the following number of options held by officers at or above the level of Senior Vice President: 126,000 options held by Steven E. Nielsen (President and Chief Executive Officer), 87,500 options held by Timothy R. Estes (Executive Vice President and Chief Operating Officer), and 35,000 options held by Richard L. Dunn (Senior Vice President and Chief Financial Officer), all of which are subject to the imposed holding period pursuant to an Amendment of Option Agreement (the form of which is attached as Exhibit 10.1). Approximately 460,000 unvested options, including approximately 109,000 options held by officers at or above the level of Senior Vice President, with per share exercise prices below $23.92, were not accelerated and remain subject to the original vesting requirements of the applicable option agreements.

The primary purpose of the accelerated vesting was to eliminate future compensation expense the Company would otherwise recognize in its consolidated statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"). SFAS No. 123(R) is effective for the Company beginning in the first quarter of fiscal 2006, and will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as footnote disclosure in the Company’s consolidated financial statements. The Company believes the maximum aggregate future expense that will be eliminated as a result of the acceleration of vesting of these options is approximately $21.9 million on a pre-tax basis. The acceleration of the vesting of these options did not result in a charge based on accounting principles generally accepted in the United States.

Statements in this 8-K that relate to future plans, events or performance are forward-looking statements reflecting management's current expectations, assumptions and estimates of future performance and economic conditions. All forward-looking statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements include, but are not limited to, the Company’s expectations of future expense that will be eliminated as a result of the acceleration of vesting of these options. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in such statements. Such risks and uncertainties include unexpected changes in accounting rules, as well as other risks detailed in our filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dycom Industries, Inc.

July 21, 2005	By:	/s/ Steven E. Nielsen

Name: Steven E. Nielsen
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment of Option Agreement